SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   January 8, 2015

      CONTANGO ORE, INC
(Exact Name of Registrant Specified in Charter)

Delaware	001-35770	27-3431051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3700 Buffalo Speedway, Suite 925
Houston, Texas	77098
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 877-1311

                             Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

    On January 8, 2015, Contango ORE, Inc., through its wholly-owned subsidiary CORE Alaska, LLC (together, the “Company”) and Royal Gold, Inc., through its wholly-owned subsidiary, Royal Alaska, LLC (together, “Royal Gold”), consummated the transactions (the “Transactions”) contemplated under the Master Agreement, dated September 29, 2014 (the “Master Agreement”), between the Company and Royal Gold, including the formation of a joint venture to advance exploration and development of the Company’s Tetlin properties, prospective for gold and associated minerals (the “Transaction”).

    In connection with the closing of the Transaction (the “Closing”), the Company formed Peak Gold, LLC (the “Joint Venture Company”).  The Company contributed to the Joint Venture Company its Tetlin properties near Tok, Alaska, together with other personal property (the “Contributed Assets”) at an agreed value of $45.7 million (the “Contributed Assets Value”).  At the Closing, the Company and Royal Gold, through their wholly-owned subsidiaries, entered into a Limited Liability Company Agreement for the Joint Venture Company (the “Joint Venture Company LLC Agreement”), the form of which was agreed to at the time the parties entered into the Master Agreement.

    The Joint Venture Company LLC Agreement

    The Joint Venture Company LLC Agreement is the operating agreement for the Joint Venture Company and provides for understandings between the members with respect to matters regarding percentage ownership interests, governance, transfers of ownership interests and other operational matters.

    The Company’s initial capital contribution to the Joint Venture Company was in the form of the contribution of the Contributed Assets at the Contributed Assets Value.  At Closing, the Company’s percentage interest in the Joint Venture Company equaled 100%.

    At Closing, Royal Gold, as an initial contribution to the Joint Venture Company, contributed $5 million in cash (the “Royal Gold Initial Contribution”).  The Royal Gold Initial Contribution does not entitle Royal Gold to a percentage interest in the Joint Venture Company.  Therefore, at Closing, Royal Gold’s percentage interest in the Joint Venture Company equaled 0%.

    However, the Joint Venture Company LLC Agreement provides Royal Gold with the right, but not the obligation, in its sole discretion, to earn a percentage interest in the Joint Venture Company (up to a maximum of 40%) by making additional contributions of capital to the Joint Venture Company in an aggregate amount equal to $30 million (inclusive of the Royal Gold Initial Contribution) during the period beginning on the Closing and ending on October 31, 2018.  If Royal Gold funds its full $30 million investment by October 31, 2018, it will receive a 40% interest in the Joint Venture Company, and the Company will retain a 60% interest in the Joint Venture Company.

    The proceeds of Royal Gold’s contributions to the Joint Venture Company (including the Royal Gold Initial Contribution) will be used by the Joint Venture Company to fund further exploration activities on the Tetlin properties included in the Contributed Assets.

    Other than the Royal Gold Initial Contribution, Royal Gold is not under any obligation to make capital contributions, to the Joint Venture Company by October 31, 2018 or thereafter.  If Royal Gold does not make any additional capital contributions to the Joint Venture Company by October 31, 2018, and assuming there are no other new investors into the Joint Venture, the Company’s percentage interest in the Joint Venture Company would continue to be 100% and Royal Gold will be deemed to have resigned as a member of the Joint Venture Company effective as of October 31, 2018.

    The table below sets forth the percentage interests to be earned by Royal Gold by making  additional capital contributions to the Joint Venture Company by October 31, 2018:

Joint Venture Member	Capital Contribution	Percentage Interest
Capital Accounts immediately following the Closing
CORE	$45.7 million (through contribution of Contributed Assets)	100%
Royal Gold	$0	0%
Phase I Earn-In Contributions
(Royal Gold will earn a 2% percentage interest in the Joint Venture Company for each $1 million of additional capital contributed to the Joint Venture Company, in excess of the Royal Gold Initial Contribution, up to $5 million.)
Capital Accounts immediately following maximum Phase I Earn-In Contributions

CORE	$45.7 million	90%
Royal Gold	$10 million (inclusive of the Royal Gold Initial Contribution)	10%
Phase II Earn-In Contributions
(If Royal Gold funds the maximum Phase I Earn Contributions, then Royal Gold will earn a 1.5% percentage interest in the Joint Venture Company for each $1 million of additional capital contributed to the Joint Venture Company, in excess of the Phase I Earn-In Contributions up to an additional $10 million.)
Capital Accounts immediately following maximum Phase II Earn-In Contributions

CORE	$45.7 million	75%
Royal Gold	$20 million (inclusive of the Royal Gold Initial Contribution and Phase I Earn in Contributions)	25%
Phase III Earn-In Contributions
(If Royal Gold funds the maximum Phase II Earn Contributions, then Royal Gold will earn a 1.5% percentage interest in the Joint Venture Company for each $1 million of additional capital contributed to the Joint Venture Company, in excess of the Phase II Earn-In Contributions, up to an additional $10 million.)
Capital Accounts immediately following maximum Phase III Earn-In Contributions

CORE	$45.7 million	60%
Royal Gold	$30 million (inclusive of the Royal Gold Initial Contribution and Phase I and II Earn in Contributions)	40%

    The Joint Venture Company, upon formation, established a management committee (the “Management Committee”) to determine the overall policies, objectives, procedures, methods and actions of the Joint Venture Company.

    Initially, the Management Committee consists of one appointee designated by the Company and two appointees designated by Royal Gold.

If after October 31, 2018, Royal Gold has not made capital contributions of at least $30 million in the Joint Venture Company (inclusive of the Royal Gold Initial Contribution), the Management Committee will be composed of two appointees designated by the member having the majority percentage interest in the Joint Venture Company and one appointee designated by the member having the minority percentage interest in the Joint Venture Company.Appointees on the Management Committee are referred to as “Designates”.

    Except as expressly delegated to the manager of the Joint Venture Company (the “Manager”), the Joint Venture Company LLC Agreement provides that the Management Committee has exclusive authority to determine all management matters related to the Company.

    Each Designate on the Management Committee will be entitled to one vote.  Except for the list of specific actions set forth in the Joint Venture Company LLC Agreement, the affirmative vote by a majority of Designates will be required for action.

    Royal Gold is appointed as the Manager, initially, with overall management responsibility for operations of the Joint Venture Company through October 31, 2018, and, thereafter, provided Royal Gold earns at least a forty percent (40%) percentage interest by October 31, 2018.  Royal Gold may resign as Manager and can be removed as Manager under certain circumstances as provided in the Joint Venture Company LLC Agreement.

    The Manager will manage, direct and control the operation of the Joint Venture Company, and will discharge its duties in accordance with approved programs and budgets.  The Manager will implement the decisions of the Management Committee and will carry out the day-to-day-operations of the Joint Venture Company.

    Both the Company and Royal Gold will have the right to transfer each of their respective percentage interests in the Joint Venture Company to a third party, subject to certain terms and conditions set forth in the Joint Venture Company LLC Agreement.  If either member intends to transfer all or part of its percentage interest to a bona fide third party, the other member will have the right to require the transferring member to include in the intended transfer the other member’s proportionate share of its percentage interests at the same purchase price and terms and conditions.  Once Royal Gold has earned a 40% interest in the Joint Venture Company, it will have the additional right to require the Company to sell up to 20% of the Company’s interest in the Joint Venture Company in a sale of Royal Gold’s entire 40% interest to a bona fide third party purchaser.  If Royal Gold exercises this right, the Company will be obligated to sell the relevant portion of its percentage interest to a bona fide third party on the same terms and conditions as the interest being sold by Royal Gold.

    On the earlier of October 31, 2018, or such earlier time as Royal Gold has earned a 40% interest in the Joint Venture Company, the members will contribute funds to approved programs and budgets in proportion to their respective percentage interests in the Joint Venture Company.  If a member elects not to contribute to an approved program and budget or elects to contribute less than its proportionate interest, its percentage interest will be recalculated by dividing (i) the sum of (a) the value of its initial contribution plus (b) the total of all of its capital contributions plus (c) the amount of the capital contribution it elects to fund, by (ii) the sum of (a), (b) and (c) above for both members multiplied by 100.

    The foregoing description of the Joint Venture Company LLC Agreement is qualified in its entirety by reference to the full text of the Joint Venture Company LLC Agreement, which is attached as Exhibit 10.1 to this report and is incorporated in this report by reference.

    In addition, a copy of the press release issued by the Company regarding the Transaction also is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits

	(d)	Exhibits

	10.1	Peak Gold, LLC Agreement, dated as of January 8, 2015, between CORE Alaska, LLC and RG Alaska, LLC

	99.1	Press Release, January 8, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, Inc.

By:	/s/ Leah Gaines
Leah Gaines
Vice President and Chief Financial Officer

Dated: January 8, 2015